                                                                  EXHIBIT 10.3.1

                             AMENDMENT NO. 3 TO THE
                           MASTER PRODUCTION AGREEMENT

                           EXECUTED PREVIOUSLY BETWEEN

                               R&G MORTGAGE CORP.

                                       AND

                          GUAYNABO FEDERAL SAVINGS BANK
                      (NOW R&G PREMIER BANK OF PUERTO RICO)


         This Amendment No. 3 dated January 1, 2004 (the "Amendment"), hereby amends the Master Production Agreement, dated February 16, 1990 by and between R&G Mortgage Corp., a mortgage banking firm organized under the laws of the Commonwealth of Puerto Rico ("R&G Mortgage"), and R&G Premier Bank of Puerto Rico, a Puerto Rico chartered commercial bank which was formerly known as Guaynabo Federal Savings Bank ("Premier Bank"), as amended on August 30, 1991 and March 31, 1995 (as amended, the "Agreement").


                                   WITNESSETH

         WHEREAS, from time to time in the conduct of their respective businesses, Premier Bank has sold and intends to continue to sell mortgage loans to third parties that were previously originated (and will continue to be originated) for its portfolio by R&G Mortgage, and in connection with such sales, R&G Mortgage contractually has agreed and will continue to agree to (i) repurchase loans which either become non-performing or go into foreclosure, or which violate representations, warranties or covenants set forth in the operative sales agreements, or (ii) remit payments to keep such mortgage loans current as to principal and/or interest, in accordance with the operative sales agreements;

         WHEREAS, in consideration of the obligations it has been incurring and will continue to incur in connection with commitments undertaken in certain Premier Bank loan sale agreements with unaffiliated third parties, the Board of Directors of Premier Bank, believes it to be appropriate to compensate R&G Mortgage for the aforementioned undertakings;

         WHEREAS, the Ancillary Agreements Committee has considered the compensation proposed to be paid to R&G Mortgage pursuant to this Amendment, together with the compensation already provided under the Agreement, against the totality of the services performed and to be performed by R&G Mortgage, and mindful of the provisions of Section 23B of the Federal Reserve Act, has determined that the Agreement, as hereby amended, reflects terms and circumstances that, in good faith in the absence of comparable transactions, would be offered to, or would apply to, non-affiliated companies; and

         WHEREAS, the Board of Directors of Premier Bank, pursuant to the recommendation of its Ancillary Agreements Committee, hereby resolves to approve the Amendment, whereby

R&G Mortgage will be entitled to 50% of the excess service fee generated on all loans that were originally originated by R&G Mortgage for Premier Bank, upon sale by Premier Bank to an unaffiliated third party, with such fee to be paid at the time of sale of any such loans, effective as of the date of this Amendment.

         NOW, THEREFORE, intending to legally bound, the parties hereby agree to amend the Agreement as follows:

I. A new Section 3.1 is hereby added to the Agreement and states in its entirety as follows (with defined terms used as they appear in the Agreement):

         3.1 ADDITIONAL FEE. In connection with the sale of loans by Bank to unaffiliated third parties which have been referred and originated by R&G hereunder, pursuant to which R&G becomes contractually obligated to (i) repurchase loans which either become non-performing or go into foreclosure, or which violate representations, warranties or covenants set forth in the operative sales agreements, or (ii) remit payments to keep such mortgage loans current as to principal and/or interest, in accordance with the operative sales agreements, Bank agrees to allocate to R&G, at the time of such sales, 50% of the excess service fees generated in connection with any such sale.

II. The rest, residue and remainder of the Agreement is hereby reaffirmed, ratified and incorporated as if fully set forth herein.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to the Agreement this 1st day of January, 2004.


                                                 R&G PREMIER BANK OF PUERTO RICO


                                                 By: /s/ Mario Ruiz
                                                     ---------------------------
                                                     Mario Ruiz
                                                     Executive Vice President


                                                 R & G MORTGAGE CORP.


                                                 By: /s/ Steven Valez
                                                     ---------------------------
                                                     Steven Valez
                                                     Executive Vice President